UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2013

HCP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices, including zip code)

(562) 733-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       Departure of Directors or Certain Officers

On October 2, 2013, the Board of Directors (the “Board”) of HCP, Inc. (the “Company”) terminated James F. Flaherty III as the Company’s Chairman, Chief Executive Officer and President.  Mr. Flaherty is still a member of the Board.

(c)        Appointment of Certain Officers

On October 2, 2013, the Board elected Lauralee E. Martin, 62, to serve as Chief Executive Officer and President, effective immediately.  Ms. Martin has served on the Board since 2008, and she will continue to serve as a director.

Ms. Martin has been the Chief Executive Officer of the Americas division of Jones Lang LaSalle Incorporated, one of the world’s leading real estate services and money management firms, since January 2013.  Prior to that, she served as Executive Vice President and Chief Financial Officer of Jones Lang LaSalle beginning in January 2002, and in January 2005, she was appointed to the additional position of Chief Operating Officer.  She also served on the Board of Directors of Jones Lang LaSalle from 2005 to 2013.  Ms.  Martin currently serves on the Board of Directors of Kaiser Aluminum Corporation, a leading producer of aluminum products.  She previously served as a director of KeyCorp, one of the nation’s largest bank based financial services companies, and Gables Residential Trust, a real estate investment trust.

The Company entered into an employment agreement dated October 2, 2013 (the “Agreement”) with Ms. Martin.  The Agreement provides for a three-year term (the “Term”).  The material provisions of the Agreement are summarized below.

Base Salary and Bonus.  Ms. Martin will receive an annual base salary of $800,000, subject to annual review.  She will also be eligible for an annual bonus with a target amount of $2,200,000.  The actual amount of the annual bonus will be determined by the Compensation Committee of the Board (the “Compensation Committee”) taking into account the performance of the Company and Ms. Martin for the particular year.  In determining Ms. Martin’s bonus in respect of the 2013 calendar year, it is the intent of the Board that such bonus will be based on the full calendar year to take into account the bonus she forfeited from her previous employer.

Initial Equity Awards.  As a material inducement to Ms. Martin’s accepting employment with the Company and to take into account equity compensation she forfeited from her previous employer, she will be granted equity awards with an aggregate fair value of $10,000,000 (the “Initial Equity Awards”).  Sixty percent (60%) of the Initial Equity Awards (the “Make-Whole Award”) will be granted in the form of a time-vested restricted stock award, which will vest in full on or prior to December 31, 2013.  In the event the Company terminates Ms. Martin for cause or she resigns without good reason during the Term, she will be required to pay back a pro rata portion of the Make-Whole Award.  Additionally, upon vesting of the Make-Whole Award, Ms. Martin will not be able to transfer or sell the shares of Common Stock subject to the Make-Whole Award (net of taxes and transaction costs), other than in satisfaction of payment of the pro rata portion of the Make-Whole Award, prior to the seventh anniversary of the vesting date (the “Retention Period”).  The Retention Period will be shortened to the later of (i) the second anniversary of Ms. Martin’s termination of employment and (ii) the fifth anniversary of the vesting date if her employment is terminated without cause by the Company or she resigns for good reason.  The Retention Period will immediately lapse upon Ms. Martin’s termination of employment by reason of her death or disability.

The remaining forty percent (40%) of the Initial Equity Awards will be in such form as determined by the Compensation Committee and will be subject to time-based and performance-based vesting, provided that the Board and/or Compensation Committee will consult with Ms. Martin in establishing the performance goals in the first 120 days of employment.

Annual Equity Awards.  Ms. Martin will be eligible for annual equity awards during the Term in such forms and amounts determined by the Compensation Committee in its discretion.  Such awards will be subject to time-based and performance-based vesting as determined by the Compensation Committee.

Severance Terms.  If the Company terminates Ms. Martin’s employment without cause, if Ms. Martin’s employment is terminated by reason of her death or disability, or if Ms. Martin terminates her employment for good reason during the Term, subject to her execution of a release of claims, she will be entitled to:  (i) salary continuation in an amount equal to the greater of (x) two (2) times the sum of her annual base salary and her target bonus and (y) her base salary and target bonus for the remainder of the Term, payable in monthly installments; (ii) full acceleration of vesting of any then-outstanding equity awards (with any performance-based awards to vest in full based upon the target number of shares), (iii) two years to exercise outstanding stock options; and (iv) reimbursement of COBRA premiums for twenty-four (24) months.

Other Benefits.  Ms. Martin will be eligible to participate in the benefit programs generally available to senior executives of the Company.  She will be entitled to four weeks of vacation per year.  The Company will reimburse Ms. Martin for reasonable legal fees incurred in connection with entering into the Agreement, up to a maximum of $25,000.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(e) Compensatory Arrangements of Certain Officers

On October 3, 2013, the Company entered into identical binding term sheets (each, a “Term Sheet”)  with each of Timothy M. Schoen and Paul F. Gallagher (each, as applicable, the “Executive”) to memorialize certain terms and conditions that are to apply to the Executive’s continued employment with the Company.  Pursuant to each Term Sheet, the initial term of employment for the Executive shall be extended to October 2, 2016, and may be further extended pursuant to the terms of his employment agreement.  The Executive shall be entitled to a one time grant of restricted stock with a fair value of $1,000,000 based on the average of the stock price for the five trading days beginning October 4, 2013.  Fifty percent of the shares subject to the restricted stock will vest on each of the first and second anniversaries of the grant subject to the Executive’s continued employment on the applicable vesting date, and the restricted stock will vest in full if Executive is terminated by the Company without Cause or he terminates with Good Reason (each as defined in the applicable employment agreement).  If the Executive is terminated by the Company without Cause or he terminates his employment with Good Reason, the cash severance payable to the Executive shall be increased to an amount equal to two times (rather than one times) the sum of his annual base compensation and the greater of (i) his annual incentive bonus in the most recent fiscal year or (ii) the average of his annual incentive bonuses for the three prior fiscal years (or, if less, the average of his annual incentive bonuses for the entire period of his employment).  The Executive shall also be entitled to reimbursement of COBRA premiums for 24 months following his termination by the Company without Cause or if he terminates his employment with Good Reason.  The Company will reimburse each Executive’s attorney fees and costs, not to exceed $10,000 per executive.

The foregoing description of the Term Sheets is qualified in its entirety by reference to the full text of the Term Sheets, which are filed as Exhibits 10. 2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03      Amendments to Articles of Incorporation or Bylaws.

On September 30, 2013, the Board adopted Amendment No. 4 to the Fourth Amended and Restated Bylaws of the Company (as so amended, the “Bylaws”), effective immediately.  Amendment No. 4 adds a provision to the Bylaws allowing any three directors to call a special meeting of the Board.

The foregoing description of Amendment No. 4 to the Bylaws is qualified in its entirety to the full text of the amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01      Other Events.

On October 2, 2013, the Board separated the roles of Chairman of the Board and Chief Executive Officer and appointed Michael D. McKee, formerly the Board’s independent lead director, as the Company’s non-executive Chairman of the Board, effective immediately.  Mr. McKee replaces Mr. Flaherty as Chairman.  With the appointment of a non-executive Chairman, the role of lead director will remain unfilled.  In addition, on October 2, 2013, in recognition of the previously disclosed resignation from the Board of Kenneth B. Roath, the Board adopted a resolution reducing the number of directors on the Board to eight.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

Exhibit	Description

3.1	Amendment No. 4 to the Fourth Amended and Restated Bylaws of HCP, Inc.

10.1	Employment Agreement, dated October 2, 2013, by and between HCP, Inc. and Lauralee Martin

10.2	Term Sheet Amendment to Employment Agreement, dated October 3, 2013, by and between HCP, Inc. and Timothy M. Schoen

10.3	Term Sheet Amendment to Employment Agreement, dated October 3, 2013, by and between HCP, Inc. and Paul F. Gallagher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2013	HCP, Inc.
(Registrant)

/s/ Troy E. McHenry
Troy E. McHenry,
Senior Vice President – Legal and Human Resources &Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Amendment No. 4 to the Fourth Amended and Restated Bylaws of HCP, Inc.

10.1	Employment Agreement, dated October 2, 2013, by and between HCP, Inc. and Lauralee Martin

10.2	Term Sheet Amendment to Employment Agreement, dated October 3, 2013, by and between HCP, Inc. and Timothy M. Schoen

10.3	Term Sheet Amendment to Employment Agreement, dated October 3, 2013, by and between HCP, Inc. and Paul F. Gallagher